Exhibit 4.1(a)

                             APPOINTMENT OF ADDITIONAL
                              ADMINISTRATIVE TRUSTEES
                                        OF
                                HVIDE CAPITAL TRUST


         Pursuant to section 6 of the Declaration of Trust, dated as of June 20, 1997, among Hvide Marine Incorporated, a Florida corporation, as "Depositor," Gene Douglas, as "Administrative Trustee," and The Bank of New York (Delaware), as "Delaware Trustee," the Depositor hereby increases the number of trustees of Hvide Capital Trust from three (3) to five (5) trustees and appoints J. Erik Hvide and John H. Blankley each to serve as Administrative Trustee of the Trust.


                                     Hvide Marine Incorporated
                                     as Depositor


                                     By:     /s/ GENE DOUGLAS
                                         Gene Douglas
                                         Vice President - Legal and
                                         General Counsel




Dated: June 23, 1997